UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On September 14, 2007, Neurobiological Technologies, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal fourth quarter and year ended June 30, 2007. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On September 14, 2007, the Company implemented a one-for-seven reverse split of the Company’s common stock. The reverse split was approved on September 12, 2007 at a special meeting of stockholders and will become effective on September 17, 2007, at which time the Company’s common stock will begin trading on the NASDAQ Capital Market on a split-adjusted basis. The Company’s common stock will trade under the symbol “NTIID” from September 17, 2007 until October 15, 2007 to denote the reverse split, after which time the trading symbol will revert to “NTII”. The Company will not issue any fractional shares resulting from the reverse split and will pay holders the cash value of fractional shares that would have otherwise been issued.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 14, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Craig W. Carlson
Craig W. Carlson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated September 14, 2007.